Exhibit 23.1b

                         Consent of Independent Auditors




We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated January 4, 2004 in the Registration Statement (Form SB-2/A2 No. 333-112111) and related Prospectus of Strong Technical, Inc. for the registration of 3,065,650 shares of its common stock.




                                                           Sherb & Co., LLP


New York, New York
June 4, 2004